UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: March 10, 2009 (March 13, 2009)
LAZY DAYS’ R.V. CENTER, INC. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Florida (State or other jurisdiction of incorporation)	333-114210 (Commission File Number)	59-1764794 (IRS Employer Ident ification No.)
6130 Lazy Days Boulevard Seffner, Florida 33584-2968 (Address of Principal Executive Offices, including Zip Code)
(800) 626-7800 (Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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[]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2009, Lazy Days’ R.V. Center, Inc. (“Lazydays”), the nation’s #1 single-site recreational vehicle dealer, entered into a Third Amendment to Forbearance Agreement (the “Third Amendment”) to the Forbearance Agreement dated December 15, 2008 (the “Forbearance Agreement”) as amended on January 12, 2009 (the “First Amendment”) and as amended on February 16, 2009 (the “Second Amendment”) with certain holders of Lazydays’ 11 3/4% Senior Notes due 2012 (“Notes”).  To date, Lazydays has obtained a forbearance from holders of approximately 92% of the Notes from exercising their potential remedies under the Indenture dated as of May 14, 2004 (the “Indenture”).

Under the Third Amendment, 92% of the holders of the Notes have agreed to forbear from exercising their potential remedies under the Indenture at least until March 16, 2009 unless the Company fails to meet its obligations under the Forbearance Agreement prior to such date.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Forbearance Agreement, the First Amendment, the Second Amendment and the Third Amendment.  A form of the Third Amendment is attached hereto as Exhibit 10.1.

Item 9.01 Exhibits.

Exhibit No.                      Description

10.1                      A form of the Third Amendment to Forbearance Agreement, executed as ofMarch 10, 2009 by and among Lazy Days’ R.V. Center, Inc., as the issuer, the Bankof New York as the indenture trustee, and the individual noteholders.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 13, 2009

LAZY DAYS’ R.V. CENTER, INC.

By:         /s/ John Horton
Name:    John Horton
Title:      Chief Executive Officer